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                                                                     EXHIBIT 3.5

                        Certificate regarding adoption of
                       amendment to Subsection 1.10(c) of
                         Amended and Restated Bylaws of
                           Abercrombie & Fitch Co. by
                       Board of Directors on April 4, 2000
                       -----------------------------------


         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Abercrombie & Fitch Co. (the "Corporation"); and that the resolution set forth below was duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on April 4, 2000:

         AMENDMENT OF SUBSECTION 1.10(c) OF AMENDED AND RESTATED BYLAWS TO PERMIT ELECTRONIC PROXY VOTING

         WHEREAS, under Section 1 of Article FIFTH of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized to amend the bylaws of the Corporation; and

         WHEREAS, the Board of Directors believes it would be in the best interests of the Corporation and its stockholders to amend Subsection 1.10(c) of the Amended and Restated Bylaws in order to expressly authorize the stockholders of the Corporation to utilize the more modern forms of proxy voting now permitted by the Delaware General Corporation Law;

         NOW, THEREFORE, BE IT:

         RESOLVED, that Subsection 1.10(c) of the Amended and Restated Bylaws of the Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following:

                (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing signed by such stockholder or by his attorney thereunto authorized or appointed in any other manner permitted by the law of Delaware. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken. No appointment of a proxy shall be valid after the expiration of three years after it is made unless the writing or other communication or transmission which appoints such proxy specifies the length of time it is to continue in force. At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by


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                ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.


         IN WITNESS WHEREOF, the undersigned has signed this Certificate this 20th day of April, 2000.


                                        /s/ John K. Shubitowski
                                        ------------------------------------
                                        John K. Shubitowski, Secretary of
                                        Abercrombie & Fitch Co.